UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 28, 2005
NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado	1-31398	75-2811855
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation or organization)	Number)	Identification No.)

2911 South County Road 1260 Midland, Texas	79706
(Address of Principal Executive Offices)	(Zip Code)
432-563-3974
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On July 28, 2005, Natural Gas Services Group, Inc. (the “Company”) announced that it will redeem its outstanding common stock purchase warrants that were issued in connection with the Company’s initial public offering in October 2002 (the “ IPO Warrants”). The IPO Warrants have an exercise price of $6.25 per share and are subject to redemption pursuant to their terms at the redemption price of $0.25 per IPO Warrant. Any holder of an IPO Warrant must exercise the IPO Warrant by 5:00 p.m., Mountain Daylight Savings Time on Tuesday, September 6, 2005 (the “Redemption Date”). IPO Warrants not properly exercised by the Redemption Date will no longer be exercisable and will be redeemed by the Company for $0.25 per IPO Warrant, without interest. Payment of the redemption price will be made by the Company promptly upon presentation and surrender of the certificates representing the IPO Warrants.
     The Company’s press release announcing the Company’s proposed redemption of the IPO Warrants is attached as Exhibit 99.1 to this report.
     The opinion of Jackson Kelly PLLC regarding the validity of the common stock issuable upon exercise of the IPO Warrants described in this report is filed as Exhibit 5 hereto.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
5	Opinion of Jackson Kelly PLLC

99.1	Press Release of Natural Gas Services Group, Inc., dated July 28, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

	By:	/s/ Wallace C. Sparkman

Wallace C. Sparkman
Chairman of the Board of Directors
Dated: July 28, 2005

EXHIBIT INDEX

Exhibit No.	Description
5	Opinion of Jackson Kelly PLLC

99.1	Press Release of Natural Gas Services Group, Inc., dated July 28, 2005

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